PRICEWATERHOUSECOOPERS [LOGO]
--------------------------------------------------------------------------------
                                                     PricewaterhouseCoopers LLP
                                                     1301 Avenue of the Americas
                                                     New York  NY 10019-6013
                                                     Telephone (212) 259-1000
                                                     Facsimile (212) 259-1301

                      Consent of Independent Accountants

We consent to the inclusion in the Registration Statement of DECS Trust V on Form N-2 filed with the Securities and Exchange Commission on or about August 5, 1999 of our report dated August 5, 1999 on our audit of the Statement of Assets Liabilities and Capital of DECS Trust V as of August 5, 1999. We also consent to the reference to our firm under the caption "Experts."


                                           /s/ PricewaterhouseCoopers, LLP


New York, New York
August 5, 1999